UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2013

MYREXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34275	26-3996918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Xstelos Holdings, Inc. 630 Fifth Avenue, Suite 2260 New York, NY		10020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 214-7800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Effective April 18, 2013, the Board of Directors (the “Board”) of Myrexis, Inc. (the “Company”) appointed directors to Board committees and designated the chairman of each committee as follows:

Audit Committee:	Michael C. Pearce and Steven D. Scheiwe (Chair)

Compensation Committee:	Michael C. Pearce (Chair) and Steven D. Scheiwe

Nominating and Corporate Governance Committee:	Michael C. Pearce (Chair) and Steven D. Scheiwe

Item 8.01                      Other Events.

As previously disclosed, on January 22, 2013 the Board declared a special cash distribution to stockholders in the amount of $2.86 per share (the “Dividend”).  The Dividend was paid to stockholders of record at the close of business on Monday, February 4, 2013.

As a service to stockholders, the Company is including the following disclosure related to U.S. Federal Income Tax Consequences to U.S. Stockholders as a result of the Dividend.

The following summary describes certain material U.S. federal income tax consequences to U.S. holders of Myrexis common stock related to the special cash distribution. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of Myrexis common stock that for U.S. income tax purposes is: (1) a citizen or individual resident of the U.S., (2) a corporation organized in or under the laws of the U.S. or any state thereof or the District of Columbia, (3) an estate whose income is subject to U.S. federal income taxation regardless of its source, or (4) any trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or it has a valid election in place to be treated as a U.S. person (a “U.S. holder”), and, even with respect to such beneficial owners, this summary does not address special considerations that may be applicable to certain specific categories of investors.

Amounts received by stockholders in connection with the special cash distribution will be taxable as a dividend to the extent of the Company’s current or accumulated earnings and profits. Distributions in excess of such earnings and profits will be applied against and reduce a stockholder’s tax basis in his, her or its shares of stock.

The Company anticipates it will not have current or accumulated earnings and profits during the Company’s tax year ending June 30, 2013. As such, it anticipates the $2.86 per share Dividend paid to stockholders of record as of February 4, 2013, will be treated as a return of capital for tax reporting purposes.

Gain will be recognized as a result of a distribution to the extent that the aggregate value of the distribution received by a stockholder with respect to a share exceeds his, her or its tax basis for that share.  Gain recognized by a stockholder will be capital gain provided the shares are held as capital assets, and will be long term capital gain if the stock has been held for more than one year. No loss will be recognized by a stockholder until such time as a stockholder disposes of his, her or its shares of stock.

The tax consequences of the special cash distribution may vary depending upon the particular circumstances of the stockholder. The Company recommends that each stockholder consult his, her or its own tax advisor regarding the federal income tax consequences of the special cash distribution, as well as the state, local and foreign tax consequences.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2013	MYREXIS, INC.

	By:	/s/ Jonathan M. Couchman
		Name:	Jonathan M. Couchman
		Title:	Chairman, President and Chief Executive Officer